As filed with the Securities and Exchange Commission on ______, 2006


                                                Commission File No. 333-121034

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 5
                                    FORM SB-2

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                           BELLA TRADING COMPANY, INC.
                    ----------- ----------------------------
               (Exact name of registrant as specified in charter)

     Colorado                          5944                  20-0990109
 --------------------------    ------------------------  ---------------------
(State or other jurisdiction  (Primary Standard Classi-    (IRS Employer
      of incorporation)          fication Code Number)       I.D. Number)


                                945 E. 10th Ave.
                              Broomfield, CO. 80020
                                 (303) 920-3508
                         -------------------------------
          (Address and telephone number of principal executive offices)

                                945 E. 10th Ave.
                              Broomfield, CO. 80020
                                 (303) 920-3508
                       ----------------------------------
(Address of principal place of business or intended principal place of business)

                                  Sara Preston
                                945 E. 10th Ave.
                              Broomfield, CO. 80020
                                 (303) 920-3508
                         ------------------------------
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each                        Proposed       Proposed
 Class of                            Maximum        Maximum
Securities           Securities      Offering       Aggregate      Amount of
   to be                to be        Price Per      Offering      Registration
Registered           Registered      Share (1)       Price             Fee
----------           ----------     -----------   -------------   ------------

Common stock (2)    1,600,000          $0.05       $  80,000
------------------------------------------------------------------------------
Common Stock (3)      400,000          $0.05          20,000

Total                                               $100,000          $ 14
------------------------------------------------------------------------------

(1) Offering price computed in accordance with Rule 457 (c). (2) Shares of common stock offered by the Company. (3) Shares of common stock offered by selling shareholders


      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                           BELLA TRADING COMPANY, INC.

                                  Common Stock

     By means of this prospectus Bella Trading Company, Inc. is offering for sale up to 1,600,000 shares of common stock at a price of $0.05 per share.

      The shares Bella is offering will be sold on a self-underwritten basis. Bella will not pay any commissions or other form of remuneration in connection with the sale of these shares.

      The offering of Bella's shares is being conducted on a "best efforts" basis. There is no minimum number of shares required to be sold. Investors in this offering are not required to purchase any minimum number of shares. All proceeds from the sale of these shares will be delivered directly to Bella and will not be deposited in any escrow account. If all shares are sold, Bella will receive proceeds of $62,000, net of estimated unpaid offering expenses of $18,000. Bella plans to end the offering on July 31, 2006. However, Bella may, at its discretion, end the offering sooner or extend the offering until August 31, 2006, if all shares offered by Bella have not been sold by July 31, 2006.

      In addition to the offering by Bella, a number of Bella's shareholders are offering to sell up to 400,000 shares of Bella's common stock at a price of $0.05 per share. If and when Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The selling shareholders may offer their shares at the same time that the shares of common stock are being offered for sale by Bella and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.05 per share if and when a market develops for Bella's common stock.

      Bella will not receive any proceeds from the sale of the common stock by the selling stockholders. Bella will pay for the expenses of this offering which are estimated to be $30,000, of which approximately $10,600 has been paid as of the date of this prospectus.

      As of the date of this prospectus there was no public market for Bella's common stock. Although Bella plans to have its shares listed on the OTC Bulletin Board, Bella may not be successful in establishing any public market for its common stock.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                The date of this prospectus is February __, 2006.

                               PROSPECTUS SUMMARY

      Bella Trading Company was incorporated in Colorado on April 5, 2004 and is in the development stage. Bella offers traditional ethnic jewelry and contemporary mainstream jewelry, as well as accessories, all imported from Nepal and Thailand. Bella hopes to expand its operations and offer jewelry from other countries such as India, Vietnam, Thailand, and Korea. By offering both traditional and contemporary items, Bella preserves the traditions of the native countries and offers its consumers a large variety.

           Bella's offices are located at 945 E. 10th Ave., Broomfield, CO, 80020. Bella's telephone number is (303) 920-3508 and its facsimile number is
(720) 566-3136.

      As of March 31, 2005 Bella had 4,400,000 outstanding shares of common stock.

      Bella's website is www.bellajewelrystore.com.

The Offering

By means of this prospectus:

     Bella is offering to sell up to 1,600,000 shares of its common stock at a price of $0.05 per share, and

      A number of Bella's shareholders are offering to sell up to 400,000 shares of common stock at a price of $0.05 per share. If and when Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Bella's shareholders may be selling their stock at the same time Bella is attempting to raise capital through the sale of its shares. The selling shareholders may offer their shares at the same time that the shares of Bella's common stock are being offered for sale and the selling shareholders will be free to sell their shares at a price below the public offering price of $0.05 per share if and when a market develops for Bella's common stock.

      Bella intends to use the net proceeds from the sale of the shares it is offering to buy inventory and for marketing and general and administrative expenses.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since Bella was incorporated, and the need for Bella to sell more of its common stock to raise additional capital. In its financial statements for the period ended September 30, 2004 Bella's accountants have expressed substantial doubt as to the ability of Bella to continue in business. See "Risk Factors" beginning on page 3 of this prospectus for additional Risk Factors.

Summary Financial Data

      The financial data presented below should be read in conjunction with the more detailed financial statements and related notes which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis and Plan of Operations."

                                                              Period From
                                                            Inception (April
                                         Year Ended         5, 2004) through
Results of Operations:               September 30, 2005    September 30, 2004
---------------------                ------------------    ------------------

Revenue                                    $6,043           $      6,773
Cost of Sales                              (2,885)                (2,241)
Operating expenses                         (6,293)                (9,069)
                                           -------         --------------
Net loss                                  $(3,135)          $     (4,537)
                                           =======          =============


Balance Sheet Data:                    September 30, 2005  September 30, 2004
--------------------                   ------------------  ------------------

Current Assets                             $6,668              $  14,549
Total Assets                               27,463                 19,549
Current Liabilities                        16,935                  7,086
Total Liabilities                          16,935                  7,086
Working Capital (Deficit)                 (10,267)                 7,463
Stockholders' Equity                       10,528                 12,463

Glossary of Terms

      The following are the definitions of terms used in this prospectus:

Artisan Fair - Events generally hosted by cities, churches or other non-profit organizations which allow artisans and craft persons to sell hand-made goods to persons attending the fair.

Art Studio - Establishment where art is created and sold

Boutique - A small retail shop that usually specialized in selling gifts, accessories, and unique items.

Contemporary Jewelry - Jewelry which is considered modern in 2005 and 2006. Contemporary jewelry can be distinguished from vintage jewelry, which is jewelry that has the design and color of the 1960's and earlier periods.

Craft Fair - same as an Artisan fair

Home Shows - Jewelry display at private residence. Several guests are invited

Private shows - Event hosted in a private residence. Bella is invited to display its merchandise in the home, and friends and family are invited to the residence to shop.

Studio Openings - Studio openings are events hosted at local art studios that are open to the public during certain times of the year. Bella is invited to display its merchandise in the studio, and clients and the general public are invited to shop at the studio.

Wellness Studio - Establishments where health related services and products are provided. Wellness studios include massage therapy studios, acupuncture studios and skin care spas.


                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect Bella's business and this offering. These risk factors discuss all material risks which pertain to an investment in Bella's common stock. If any of the risks discussed below materialize, Bella's common stock could decline in value or become worthless.

Risk Factors Related to this Offering

   1. The offering of Bella's shares will be more difficult since its offering
------------------------------------------------------------------------------
will be made at the same time that shares of Bella's common stock are being
------------------------------------------------------------------------------
offered for sale by most of its present shareholders. The sale of these shares
----------------------------------------------------
by Bella's shareholders may make it more difficult for Bella to sell its shares at the same time since, if and when a market develops for Bella's common stock, Bella's shareholders will be free to sell their shares at a price below Bella's public offering price of $0.05 per share.

   2. Because there is no public market for Bella's common stock, the price for
-------------------------------------------------------------------------------
the shares Bella is offering was arbitrarily established, does not bear any
--------------------------------------------------------------------------------
relationship to Bella's assets, book value or net worth, and may be greater than
--------------------------------------------------------------------------------
the price which investors in this offering may receive when they resell their
--------------------------------------------------------------------------------
shares. Accordingly, the offering price of Bella's common stock should not be
------
considered to be any indication of the value of its shares. The factors considered in determining the offering price included Bella's future prospects and the likely trading price for its common stock if a public market ever develops.

   3. As of the date of this prospectus there was no public market for Bella's
--------------------------------------------------------------------------------
common stock and if no public market develops, purchasers of the shares offered
--------------------------------------------------------------------------------
by this prospectus may be unable to sell their shares. If purchasers are unable
-----------------------------------------------------
to sell their shares, purchasers may never be able to recover any amounts which they paid for Bella's shares.

   4. Even if all shares offered by this prospectus are sold, Sara Preston, who
--------------------------------------------------------------------------------
is an officer of Bella, will own approximately 67% of Bella's outstanding shares
--------------------------------------------------------------------------------
and will be able to control all aspects of Bella's operations. As a result,
-------------------------------------------------------------
investors in this offering will not have the ability to elect any of Bella's directors or to adopt any resolution at any meeting of Bella's shareholders.

Risk Factors Related to Bella's Business

   5. The failure of Bella to obtain capital may significantly restrict Bella's
--------------------------------------------------------------------------------
proposed operations. Bella needs additional capital to fund its operating losses
-------------------
and to expand its business. Bella's offering is being conducted on a "best efforts" basis. There is no minimum amount which is required to be raised in Bella's offering and all proceeds from the sale of the shares will be delivered to Bella. If only a small number of shares are sold the amount received from this offering may provide little benefit to Bella. Even if all shares offered are sold, Bella will need additional capital. Bella's issuance of equity or equity-related securities to raise capital will dilute the ownership interest of existing shareholders.

   6. Bella has a limited operating history and it may never be profitable. In
--------------------------------------------------------------------------------
its financial statements for the period ended September 30, 2005 Bella's
--------------------------------------------------------------------------------
accountants, as a result of the factors described below, expressed substantial
--------------------------------------------------------------------------------
doubt as to the ability of Bella to continue in business. Bella began to conduct
--------------------------------------------------------
business in August 2004 and as of September 30, 2005 had a net deficit of $(7,672). To enable Bella to continue in business Bella will eventually need to earn a profit or obtain additional financing until Bella is able to earn a profit. As a result of Bella's short operating history it will be difficult for potential investors to evaluate its business and prospects.

   7. Bella may never be profitable since Bella lacks recognition in the market.
--------------------------------------------------------------------------------
Bella's success depends on attracting a large number of potential customers and persuading them to buy products from Bella. Promoting Bella's products will depend largely on the success of Bella's marketing efforts and its ability to provide unique, high quality products. Bella may be required to incur significantly higher advertising expenditures than it currently anticipates in order to attract and retain potential customers.

   8. If Bella cannot compete in the jewelry business it will never earn a
--------------------------------------------------------------------------------
profit, in which case Bella may be forced to cease operations. Bella faces
-------------------------------------------------------------
competition from numerous sellers of jewelry and fashion accessories many of which have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than does Bella. Bella's competitors may be able to provide customers with more favorable terms, better customer service and more extensive inventory.

   9. Since Bella's two suppliers are located in foreign countries, Bella's
--------------------------------------------------------------------------------
ability to obtain products may be interrupted by political or military events.
--------------------------------------------------------------------------------
Bella obtains its product line from one vendor in Nepal and one vender in Thailand. Doing business with companies in foreign countries involves risks, such as disruption in communications or shipping due to political or military events. For example, on February 1, 2005 Nepal's king dissolved the government, declared emergency rule and suspended civil liberties. During the first week of February 2005 all telephone, internet and mail service in Nepal was interrupted. During this time Bella was unable to place orders with its vendor in Nepal.

   10. Since Bella's officers plan to devote only a portion of their time to
--------------------------------------------------------------------------------
Bella's business, its chances of being profitable will be less than if it had
--------------------------------------------------------------------------------
full time management. As of the date of this prospectus Bella had two officers.
--------------------
Each officer plans to devote approximately 25 hours per week to Bella's business. Each officer is employed full-time at another company and the officer's other responsibilities could take precedence over the officer's duties to Bella.

                       DILUTION AND COMPARATIVE SHARE DATA

      As of September 30, 2005 Bella had 4,400,000 outstanding shares of common stock, which had a negligible book value per share. These 4,400,000 shares were issued for cash of $20,000 and services valued at $400. If all shares offered by Bella are sold (of which there can be no assurance), investors will own 1,600,000 shares, or approximately 27% of Bella's common stock, for which they will have paid $80,000 and Bella's present shareholders will own approximately 63% of Bella's common stock. If less than all shares offered are sold, the percentage ownership of the investors in this offering will be less and the dilution to the investors will be greater than if all shares offered were sold.

      The following table illustrates per share dilution and the comparative stock ownership of Bella's stockholders as compared to the investors in this offering, based upon the number of shares sold.



  Shares outstanding as of
      September 30, 2005               4,400,000   4,400,000   4,400,000   4,400,000   4,400,000

  Shares to be sold in this offering     160,000     400,000     800,000   1,200,000   1,600,000

  Shares to be outstanding upon
       Completion of offering          4,560,000   4,800,000   5,200,000   5,600,000   6,000,000

Net tangible book value per share
       at as of September 30, 2005           Nil         Nil         Nil         Nil         Nil

  Offering price, per share                $0.05       $0.05       $0.05       $0.05       $0.05

  Net tangible book value after
     offering                                Nil         Nil         Nil       $0.01       $0.01

Dilution to investors in this offering     $0.05       $0.05       $0.05       $0.04       $0.04

Gain to existing shareholders                Nil         Nil         Nil       $0.01       $0.01

  Equity ownership by present
     shareholders after this offering         96%         92%         85%         79%         73%

  Equity ownership by investors
   in this offering                            4%          8%         15%         21%         27%



      The following table shows the amount paid by the present shareholders of Bella for their shares of Bella's common stock as of opposed to investors in this offering:

      Name                                          Price Paid Per Share

      Sara Preston                                          Nil
      Private investor group                              $0.05
      Investors in this offering                          $0.05

                                 USE OF PROCEEDS

     The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                              Gross Offering Proceeds
                                ----------------------------------------------
                                $8,000   $20,000   $40,000    $60,000  $80,000
                                ------   -------   -------    -------  -------

      Inventory                     --        --    $7,000    $11,000  $18,000
      Marketing                     --        --     5,000     10,000   15,000
      General and administrative
          expenses                  --        --     4,000      9,000   11,000
      Officers' salaries                             4,000     10,000   16,000
      Offering expenses          8,000    20,000    20,000     20,000   20,000
                               -------  --------  --------   -------- --------
                                $8,000   $20,000   $40,000    $60,000  $80,000
                                ======   =======   =======    =======  =======

      See the "Business" section of this prospectus for a description of Bella's product line.

      The amounts allocated for marketing include entry fees to large trade and craft shows, upgrading Bella's website so its products can be advertised on the internet, and for display equipment.

      Amounts allocated to general and administrative expenses will be used for office supplies, telephone, legal and accounting expenses, and other general corporate expenses.

      Salaries will be paid to Bella's officers.  See "Management".

      The total estimated expenses of this offering are $30,000. As of October 31, 2005 Bella had paid approximately $10,600 of these expenses with cash which it received ($20,000) from the private sale of its common stock. The remaining offering expenses will be paid from the proceeds of this offering.

      If less than $8,000 is raised in this offering the offering proceeds will be used to pay offering expenses.

      The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by Bella.

      Bella may increase the amounts allocated to inventory depending upon the selection and price of items available at any given time. Bella generally pays between $3.00 for small items such as earrings and up to $20.00 for large necklaces. The prices Bella pays for its products are based upon a variety of factors, including stone selection and availability. In the event that a supplier offered price reductions in excess of 50% of the price Bella normally pays for its products, Bella would consider allocating additional funds to purchase inventory.

      Bella's anticipated marketing expenditures may increase or decrease depending on its level of sales. If Bella can increase its sales without needing to spend all of the amounts allocated to marketing, Bella may decrease marketing expenditures and allocate more of the proceeds from this offering for the purchase of inventory. However, if Bella's sales do not increase, Bella may increase marketing expenditures in an effort to stimulate sales. To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

      Bella anticipates that its capital requirements for the twelve months following the date of this prospectus will be approximately $60,000. See "Management's Discussion and Analysis and Plan of Operation" for more information concerning Bella's anticipated capital requirements.

      There is no commitment by any person to purchase any of the shares of common stock which Bella is offering and there can be no assurance that any shares will be sold.

        Even if all shares Bella is offering are sold, its future operations will be dependent upon its ability to obtain additional capital until, if ever, Bella can become profitable. As of the date of this prospectus Bella did not have any commitments from any person to provide it with any additional capital and there can be no assurance that additional funds may be obtained in the future.

      Pending expenditure of the proceeds of the offering substantially in the manner described above, Bella will make temporary investments in interest-bearing savings accounts, certificates of deposit, United States government obligations and/or money market instruments.

                        MARKET FOR BELLA'S COMMON STOCK.

      Bella's common stock is not quoted on any exchange and there is no public trading market.

      As of December 31, 2005, Bella had 4,400,000 outstanding shares of common stock and eleven shareholders. Bella does not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of capital stock.

      By means of this prospectus:

     o A number of Bella's shareholders are offering to sell up to 400,000 shares of Bella's common stock at a price of $0.05, and

     o Bella is offering for sale up to 1,600,000 shares of its common stock at a price of $0.05 per share.

      Sara Preston, an officer and director of Bella, owns 4,000,000 shares of Bella's common stock. These shares may be sold in accordance with Rule 144 of the Securities and Exchange Commission after April 15, 2005.

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors. Bella's Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will ever be paid.

       Bella's Articles of Incorporation authorize its Board of Directors to issue up to 10,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow Bella's directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Bella's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by Bella's management.

      Trades of Bella's common stock, should a market ever develop, will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for Bella's common stock. As a result of these rules, investors in this offering, should a market for Bella's shares ever develop, may find it difficult to sell their shares.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      Bella was incorporated on April 5, 2004 but did not begin operations until August of 2004. Between its inception and September 30, 2004 Bella had gross revenues from the sale of merchandise of approximately $6,800. During the period ended September 30, 2004 Bella's gross profit was 67% of Bella's gross revenues.

      During the year ended September 30, 2005 Bella had gross revenues from the sale of merchandise of $6,043 and its gross profit was 52% of Bella's gross revenues. Bella's gross profit decreased over the prior period due to discounts offered to maintain sales and sell older inventory. Once the older inventory is sold and replaced with newer product, Bella expects its gross profit margins for future periods will be approximately 75% since in general, the retail price of Bella's products is 400% of Bella's cost for the item, which includes shipping costs.

      The components of Other General and Administrative Expenses for the year ended 9/30/05 and the period ended 9/30/04 are shown below.

     Description                             9/30/2005      9/30/2004

     Office supplies and expenses               579            662
     Sales taxes, sales tax licenses, and
      craft fair entry fees                     759            198
     Credit card processing charges             648            390
     Travel and entertainment                   407            147
     Beading supplies                           394          1,431
     Bank charges, postage and miscellaneous     84            506
                                             ---------      --------

                                             $2,871         $3,334
                                             =========      ========

      During the period from inception (April 5, 2004) through September 30, 2004 Bella's operations used $(3,163) in cash. During the same period Bella paid $9,000 in costs relating to the private sale of its common stock and the offering contemplated by this prospectus. Capital was provided by the sale to private investors of 400,000 shares of Bella's common stock at a price of $0.05 per share, or $20,000 in total.

      During the year ended September 30, 2005 Bella's operations used $(1,001) in cash. During this same period Bella paid $5,610 in costs relating to the offering contemplated by this prospectus. Bella satisfied its capital requirements during this period with cash on hand at October 1, 2004.

      As of December 31, 2005 Bella had cash on hand of $1,490.

      Bella's plan of operation during the twelve months following the date of this prospectus is as follows:


                                          Projected
  Description                             Time Frame                 Estimated Cost (1)
  -----------                             ----------                 ------------------

  purchase inventory                      Inventory will be                $18,000 (1)
                                          acquired from time-
                                          to-time during this
                                          twelve month period.

  advertise its products on its website,  Advertising program              $15,000 (2)
  through mailing lists, and through      will begin within one
  promotions such as charity events       month after the completion
                                          of this offering.

  sell its products at craft shows,       Products will be sold            $24,000 (2)
  private showings and through local      from time-to-time
  art studios and the internet. Bella     during this twelve
  will also attempt to have its           month period. Bella
  products listed in  catalogues          will attempt to have its
  which cater to small boutique           products listed in
  jewelry and accessory consumers


                                       10

                                          catalogues within six
                                          months after the completion
                                          of this offering.

  have its common stock listed on         Four months after                        __
  the OTC Bulletin Board.                 date of this prospectus



(1) Inventory will be acquired from the proceeds of this offering, assuming gross offering proceeds are at least $40,000, as well as from amounts received by Bella from the sale of its existing inventory. As of December 31, 2005 Bella had inventory with a retail value of approximately $22,000. A portion of the funds received from the sale of this inventory will also be used to purchase new product.

(2) The estimated costs will be paid from the proceeds of this offering and assumes all shares offered by Bella are sold.

      See the "Business" section of this prospectus for a more detailed explanation of Bella's planned marketing program.

      Bella anticipates that its capital requirements for the twelve months following the date of this prospectus will be:

      Purchase of Inventory                     11,000
      Marketing                                 10,000
      General and administrative expenses        9,000
      Officers' Salaries                        18,000
      Offering Expenses                         12,000
                                             ---------
           Total                             $  60,000
                                             =========

      Bella does not anticipate that it will need to hire any additional employees during the twelve month period following the date of this prospectus.

      Even if Bella's operations can generate cash, its future plans will, in part, be dependent upon the amount Bella is able to raise in this offering.

      If less than $60,000 in net capital is raised from this offering, Bella, following the termination of this offering, will attempt to raise additional capital through the private sale of its equity securities or borrowings from third party lenders. Bella does not have any commitments or arrangements from any person to provide Bella with any additional capital. If additional financing is not available when needed, Bella may continue to operate in its present mode or Bella may need to cease operations. If Bella continues to operate in its present mode, it will require $1,000 to $2,000 of funding during the twelve months following the date of this prospectus. Bella does not have any plans, arrangements or agreements to sell its assets or to merge with another entity.

                                    BUSINESS

General

      Bella was incorporated in Colorado on April 5, 2004 and began operations in August of 2004. Bella offers traditional ethnic and contemporary jewelry, as well as accessories, all imported from Nepal and Thailand. Bella intends to expand its operations and offer both traditional ethnic and contemporary jewelry from other countries such as India, Vietnam, Thailand, and Korea.

      The traditional ethnic jewelry offered by Bella reflects the traditions and unique style of the country from which the jewelry is imported. The contemporary products designed and manufactured in Nepal and Thailand are not unique to any particular country or culture and are similar to those seen in large U.S. chain stores. With the exception of beaded necklaces and earrings, Bella does not design or manufacture any jewelry or accessories. Bella does not know who designs or manufactures the jewelry and accessories it imports from Nepal and Thailand, nor does Bella care. Bella is only interested in buying products which it believes can sell at a profit. Bella buys product based upon price and design. Bella only buys a piece of jewelry if Bella believes it can sell the piece at a profit.

      In addition to jewelry imported from Nepal and Thailand, Bella's officers design and manufacture beaded necklaces and earrings. The necklaces and earrings are made from beads which are commonly available from any hobby, craft or bead store. A typical beaded necklace or earring manufactured by Bella costs less than $1.50 to make and sells for $10 to $12 in the case of an earring and $10 to $30 in the case of a necklace.

      Bella's traditional ethnic line includes Gaus, or Tibetan prayer boxes. These portable shrines are believed to protect the traveler when worn in the form of a pendant and are common displays of wealth in Nepal and Tibet. Each pendant has a perfectly fitting silver back which can accommodate the new owner's secret verses, relics, or prayers. This line also includes stone mosaics displaying the symbol of an ohm and yak bone pendants in the traditional Tibetan motif.

      Bella's traditional ethnic and contemporary jewelry line includes pendants, necklaces, earrings, rings, bracelets, chains and brooches. Each item is handcrafted by a silversmith in Nepal and is made with sterling silver in an array of stones. These stones include:

                  Labradorite       Green Onyx
                  Red Onyx          Black Onyx
                  Malachite         Rainbow Moonstone
                  Moonstone         Turquoise
                  Coral             Lapis
                  Sunstone          Peridot
                  Amber             Citrine
                  Blue Topaz        Rutilated Quartz
                  Amethyst          Garnet
                  Tigers Eye        Smokey Quartz
                  Agate             Black Star

      In addition to its traditional ethnic and contemporary jewelry line, Bella offers accessories such as traditional ethnic silk and tapestry pouches, paper mache jewelry boxes, and handbags, plus contemporary silk scarves.

     Bella's source of products are:

          o    jewelry line: Best of Nepal

          o    prayer boxes: Best of Nepal

          o    contemporary jewelry: Best of Nepal

          o    fashion accessories: Best of Nepal and Ethai Gifts.

     The website of Best of Nepal is www.bestoftibet.com

     The website of Ethai Gifts is www.ethaigift.com

      Bella does not have any agreements with any person to provide Bella with its products. Bella relies on one vendor in Nepal, Best of Nepal, and one vendor in Thailand, Ethai Gifts, to provide it with its product line. There are a substantial number of vendors in Nepal and Thailand which provide traditional ethnic products which are similar or virtually identical to the products sold by Bella. Contemporary jewelry is available from numerous vendors throughout the world. Most of these vendors work with American importers and are also able to provide most types of contemporary jewelry, based either on their own designs or designs supplied by American importers. Accordingly, if Bella's vendors were unable or unwilling to continue providing Bella with products, Bella believes it could find comparable products, and at comparable prices, from numerous other vendors in Nepal and Thailand.

      Products are shown to Bella by means of the vendor's website or through email attachments. Samples requested by Bella are sent via DHL or UPS. Products are ordered by email or telephone. Bella does not supply designs to its vendors. Bella's suppliers do not have any minimum purchase requirements. Payments are made in U.S. dollars by wire transfer when the orders are shipped. Products are delivered via DHL or UPS and are stored in Bella's officesin Broomfield, Colorado.

      Bella generally pays, before shipping, between $3.00 for small items such as earrings and up to $20.00 for large necklaces. In general, the retail price of Bella's products is 400% of Bella's cost for the item, which includes shipping costs. Sometimes this formula results in a retail price which is considered by Bella, based upon the price of similar products offered by competitors, to be too high, in which case the price is reduced. On the other hand, if the 400% mark up results in a price which Bella considers to be too low, Bella will increase the price of the item. Bella believes its prices are equal to or lower than those of competitors offering similar hand-crafted imported items. Bella monitors competitors' prices by shopping at stores that offer similar products and through research on the internet.

      Bella is able to keep its costs low since:

          o Bella directly imports its products, eliminating charges of intermediate distributors, and
          o Bella does not have a retail store and as a result is not burdened with the costs of leasing, equipping and staffing a retail location.

      During the period ended September 30, 2004 and the year ended September 30, 2005 Bella had revenues of $6,773 and $6,043 respectively from the sale of the following products:

                                          Quantity
                        ------------------------------------------
                           Period Ended             Year Ended
       Item             September 30, 2004      September 30, 2005
       ----             ------------------      ------------------

       Bracelets                7                       9
       Earrings                82                     114
       Necklaces               24                      94
       Pendants               108                      65
       Rings                    5                       3
       Handbags                63                      30
       Other                   --                      17

       Sales were made through craft fairs, studio openings and home shows, all of which are considered to be reliable sources of revenue. All sales were made by Bella's officers. All of the items sold by Bella were delivered at the time of sale to the customer. All sales were made in Colorado. No single customer has accounted for more than 5% of Bella's sales.

      The selling arrangements for each event varies. For most craft fairs there is an entry fee to set up a booth and the customers are members of the general public that visit the fair. Studio events can be free or commission based, in which case a portion of Bella's sales are paid to the studio. Customers for studio events are both the general public as well as regular customers of the studio. Although craft fairs and studio opening are open to the public, Bella advertises each event on its website. Home shows are free for Bella since they are in a private residence. Customers are invited to view Bella items specifically.

      As of December 31, 2005 Bella had inventory with a cost of approximately $5,000 and a retail value of approximately $22,000.

      Bella's initial target market is the retail public in the Denver metropolitan area. Bella plans to sell its products through:

o     Artisan and craft fairs and shows
o     Local art studios and boutiques
o     Private showings for customers
o     Its website
o     Internet outlets, such as E-Bay
o     Catalogues

      Since it began operating in August 2004 Bella has sold its products at craft and artisan fairs, local art studios and at private showings. Bella intends to upgrade its website so that product can be displayed and purchased through its website. Even if Bella does not raise any funds from this offering Bella will upgrade its website through the efforts of its two officers, and if needed, an outside consultant which is not expected to cost more than $1,000. Bella anticipates that these upgrades will be completed by March 2006.

      Bella does not sell its products, and for the foreseeable future does not plan to sell its products, through its own retail store.

      Depending on the availability of funds, Bella intends to use a mix of advertising methods, including:

     o    Word of mouth referrals and recommendations by satisfied customers;
     o    Advertisements on art studio and craft fair websites;
     o Advertising literature in boutiques, spas, and wellness studios and similar retail and service outlets;
     o Use of mailing lists provided by art studios, craft fairs, boutiques, spas and similar establishments.
     o    Catalogues

      Bella has allocated up to $15,000 from the proceeds of this offering for marketing. Except for advertising through mailing lists, Bella plans to begin its marketing campaign when the sale of the shares Bella is offering by this prospectus has been completed. Bella's officers will personally handle all advertising for Bella.

      Bella uses mailing lists to notify potential customers of the dates, time and locations of Bella's upcoming shows. If a flyer containing this information is distributed by regular mail, the preparation and mailing of the flyer, including moistening stamps, sealing envelopes and the delivery of the flyers to the nearest mailbox, is handled by Bella's officers. For the past year Bella has made more frequent use of email to notify past and potential customers of Bella's upcoming shows. The preparation and dissemination of emails is also handled by Bella's officers.

      Bella will try to have its products offered through internet or print catalogues within six months after the completion of this offering. As of the date of this prospectus, Bella did not have any definitive agreements with respect to the sale of products through internet outlets or print catalogues. Nevertheless, it may be expected that any catalogue which carries Bella's products will charge Bella for this service. Bella does not know the amount of any charges or if the charges will include a charge based upon the space used by Bella in the catalogue, a percentage of sales made by Bella through the catalogue, or both.

      As of the date of this prospectus Bella did not depend on one or several major customers.

Competition

      Bella faces competition from all sellers of jewelry and fashion accessories. With respect to Bella's traditional ethnic product line, the largest competitor is the Sisters of Tibet. Competition may result in price reductions and decreased demand for Bella's products. Current and potentials competitors have or will have longer operating histories, greater brand recognition and/or significantly greater financial, marketing and other resources than does Bella. Competitors may be able to provide customers with more favorable terms, better customer service and more extensive inventory.

     Bella believes that the main competitive factors in its industry are:

     o    Size, diversity and quality of inventory
     o    Price
     o    Name recognition

         Bella expects to compete by offering competitive prices, a diverse selection of products and high quality merchandise. However, Bella's ability to compete at present is hindered by its limited financial resources and lack of name recognition.

Government Regulation

         Bella is not currently subject to direct federal, state or local regulation other than regulations generally applicable to retail commerce.

Corporate History

      Between the date of its incorporation, April 5, 2004, and August 2004 Bella was only involved in raising capital in a private offering. Bella is not a blank check company required to comply with Rule 419 of the Securities and Exchange Commission.

Employees

      As of October 31, 2005 Bella did not have any full-time employees.

Facilities

      Bella's offices are located at 945 E. 10th Ave., Broomfield, CO, 80020, which is the residence of Sara Preston, an officer and director of Bella. Bella is not charged for the use of its office space. Bella's use of this space may be terminated at any time. Bella's offices are expected to be adequate to meet Bella's foreseeable future needs.

                                   MANAGEMENT

Name              Age                     Title
---------         ---         -------------------------------

Sara Preston       26         President, Treasurer, Chief Financial Officer
                              and a Director

Lesha Barry        36         Chief Marketing Officer, Secretary and a Director

     Sara Preston has been an officer and director of Bella since it was incorporated on April 5, 2004. Between August 2002 and August 2004 Ms. Preston sold ethnic jewelry and accessories, similar to that sold by Bella, on a part time basis to customers in the Denver area. Ms. Preston has been employed by Sun Microsystems since November of 1998. At Sun Microsystems Ms. Preston provides support in the areas of customer service and sales.

   Lesha Barry has been an officer and director of Bella since it was incorporated on April 5, 2004. Between August 2002 and August 2004 Ms. Barry sold ethnic jewelry and accessories, similar to that sold by Bella, on a part time basis to customers in the Denver area. Ms. Barry has been employed by Sun Microsystems since May of 1999. At Sun Microsystems Ms. Barry provides support in the areas of customer service and sales. Between 1991 and 1998 Ms. Barry was a Manager, and later District Manager, for M&L Merchandisers, overseeing the operations of nine retail stores through out the Northeast Region.

      Bella's directors are elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Bella's officers are elected by the Board of Directors and hold office until resignation or removal by the Board of Directors.

      Ms. Preston and Ms. Barry are "promoters" as that term is defined in the rules and regulations of the Securities and Exchange Commission.

Executive Compensation

      Bella does not have any consulting or employment agreements with any of its officers or directors.

      On April 15, 2004 Bella issued 4,000,000 restricted shares of its common stock to Sara Preston for services provided in organizing Bella. Based upon the time spent in organizing Bella, these shares were valued at $400. Other than the shares issued to Ms. Preston, Bella's officers have not received compensation between the date of its incorporation (April 5, 2004) and December 31, 2005.

      Bella's officers do not devote their full time to its business and affairs. The following table shows the amount which Bella expects to pay to its officers during the twelve months ending September 30, 2006 and the amount of time these officers expect to devote to Bella's business.

                                                Approximate Time
                          Projected               To Be Devoted
   Name                  Compensation           Bella's Operations

Sara Preston           $1,000 per month         25 hours per week
Lesha Barry            $1,000 per month         25 hours per week

      Although Bella's officers are employed full-time by Sun Microsystems, they will be able to devote time to Bella's business since most craft fairs, studio events, home shows and private showings are held during the evenings or on weekends.

      Monthly compensation which is not paid to Bella's officers will not accrue and will not be payable in the future. Bella's directors may increase the compensation paid to its officers depending upon a variety of factors, including the results of its future operations. However, there are no sales, net income, or other thresholds which are required for Bella's directors to increase the compensation paid to Bella's officers. Bella does not intend to issue shares of its common stock to its officers in payment of compensation owed to its officers.

      Stock Options. Bella has not granted any stock options and does not have any stock option plans in effect as of the date of this prospectus. In the future, Bella may grant stock options to its officers, directors, employees or consultants.

      Long-Term Incentive Plans. Bella does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has no intention of implementing any of these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. Bella does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

      Compensation of Directors. Bella's directors do not receive any compensation pursuant to any standard arrangement for their services as directors.

Transactions with Related Parties and Recent Sales of Securities

      On April 15, 2004, Bella issued 4,000,000 restricted shares of its common stock to Sara Preston for her services in organizing Bella. These shares were valued at $400 based upon the time Ms. Preston spent in organizing Bella.

      During May, June and July 2004 Bella sold 400,000 shares of its common stock in a private placement to ten persons at a price of $0.05 per share. The funds raised in the private offering were used to pay the expenses of this offering and Bella's general and administrative expenses.

                             PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information regarding the ownership of Bella's common stock as of May 31, 2005, by each shareholder known by Bella to be the beneficial owner of more than 5% of Bella's outstanding shares, each director and executive officer and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

                                     Shares
Name and Address of                Beneficially        Percent
of Beneficial Owner                   Owned             Class
-------------------                ------------        -------

Sara Preston                        4,000,000              91%
945 E. 10th Ave.
Broomfield, CO 80020

Lesha Barry                                 -               -
945 E. 10th Ave.
Broomfield, CO 80020

*All Executive Officers and         4,000,000              91%
   Directors as a group
   (two persons)

                                OFFERING BY BELLA

      By means of this prospectus Bella is offering to the public up to 1,600,000 shares of its common stock at a price of $0.05 per share. Bella arbitrarily determined the $0.05 offering price and this price does not bear any relationship to Bella's assets, book value or any other generally accepted criteria of value for investment.

      Bella will offer the shares through its officers, Sara Preston and Lesha Barry, on a "best efforts" basis. Ms. Preston and Ms. Barry are not registered with the Securities and Exchange Commission as brokers or dealers. Ms. Preston and Ms. Barry are not required to be registered as brokers or dealers since neither Ms. Preston or Ms. Barry are engaged in the business of buying or selling securities for others. Ms. Preston and Ms. Barry will not be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering.

      Bella will not employ any brokers or sales agents to sell these shares and it will not compensate any officer or third party for their participation in this offering. There is no firm commitment by any person to purchase or sell any of these shares and there is no assurance that any such shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to Bella. Bella plans to end the offering on July 31, 2006. However, Bella may at its discretion end the offering sooner or extend the offering to August 31, 2006. Bella will end the offering sooner if its officers get sick and tired of trying to sell the shares offered by this prospectus.

      Subscriptions will be made by delivering a check to Bella for the amount of shares to be purchased. Cash will not be accepted as for payment for shares. Subscriptions for the shares offered by this prospectus will not be binding upon Bella until accepted in writing by its President. Bella has not established any criteria for accepting or rejecting any subscriptions. Subscriptions will be accepted or rejected within ten days after the subscription is received. A subscription will be considered accepted when Bella deposits the funds received for the shares subscribed. Any subscription may be withdrawn prior to its acceptance by Bella, provided the withdrawal is received by Bella prior to the time Bella deposits the funds received for the subscription.

      The total estimated expenses of this offering are:

            SEC Filing Fee                         15
            Blue Sky Fees and Expenses            100
            Printing Expenses                     100
            Legal Fees and Expenses            25,000
            Accounting Fees and Expenses        2,500
            Miscellaneous Expenses              2,285
                                            ---------
            TOTAL                             $30,000
                                              =======

      As of October 31, 2005 Bella had paid approximately $10,600 of these expenses with cash which it received from the private sale of its common stock ($20,000). The remaining offering expenses will be paid from the proceeds of this offering.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the common stock to be sold by means of this prospectus are referred to as the "selling shareholders". The selling shareholders acquired their shares from Bella in a private offering at a price of $0.05 share.

      Bella will not receive any proceeds from the sale of the shares by the selling shareholders. Bella will pay all costs of registering the shares offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,500. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                          Shares to       Share
                                           Be Sold       Ownership
                              Shares       in this        After
Name                          Owned       Offering       Offering
----                          ------      ---------      ----------

Brad Avrett                   30000         30000           --
Randy Carruthers              20000         20000           --
Joseph DiVito                 10000         10000           --
Mary Beth Doubet              50000         50000           --
Stephen Foley                 10000         10000           --
Steve Lemonidis               10000         10000           --
Kenneth Relyea                50000         50000           --
Alan Schrum                  100000        100000           --
Michael Tanner                20000         20000           --
Amy Watson                   100000        100000           --
                            -------       -------
                            400,000       400,000           --
                            =======       =======

      To Bella's knowledge, no selling shareholder is affiliated with a broker dealer. No selling shareholder has, or had, any material relationship with Bella, or Bella's officers or directors.

Manner of Sale.

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. Since as of the date of this prospectus no market exists for Bella's common stock, sales by the selling shareholders, until Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, will be made at a price of $0.05 per share. If and when Bella's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, Bella will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Bella will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      If any selling shareholder enters into an agreement to sell his shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, Bella will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. Bella will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      Bella has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. Bella has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock

      Bella is authorized to issue 50,000,000 shares of common stock. As of the date of this prospectus Bella had 4,400,000 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of Bella's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by Bella. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered by this prospectus will be, upon issuance, fully paid and non-assessable.

Preferred Stock

      Bella is authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by Bella's Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. Bella's directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of Bella's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by Bella's management. As of the date of this prospectus Bella had not issued any shares of preferred stock.

Transfer Agent

      As of October 31, 2005 Bella had not appointed a transfer agent for its common stock.

                                LEGAL PROCEEDINGS

      Bella is not involved in any legal proceedings and Bella does not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

      The Colorado Business Corporation Act authorizes indemnification of a director, officer, employee or agent of Bella against expenses incurred in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty. In addition, even a director, officer, employee, or agent of Bella who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling Bella pursuant to the foregoing provisions, Bella has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      Bella has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                          Index to Financial Statements


                                                                         Page

Report of Independent Registered Public Accounting Firm...............    F-2

Balance Sheet at September 30, 2005...................................    F-3

Statements of Operations for the year ended September 30, 2005, from April 5, 2004 (inception) through September 30, 2004, and
from April 5, 2004 (inception) through September 30,  2005............    F-4

Statement of Changes in Shareholders' Equity from April 5, 2004
(inception) through September 30, 2005................................    F-5

Statements of Cash Flows for the year ended September 30, 2005, from April 5, 2004 (inception) through September 30, 2004, and
from April 5, 2004 (inception) through September 30, 2005.............    F-6

Notes to Financial Statements.........................................    F-7

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Bella Trading Company, Inc.:


We have audited the accompanying balance sheet of Bella Trading Company, Inc. (a development stage company) as of September 30, 2005, and the related statements of operations, changes in shareholders' equity, and cash flows for the year ended September 30, 2005, from April 5, 2004 (inception) through September 30, 2004, and from April 5, 2004 (inception) through September 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our auditss in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bella Trading Company, Inc. as of September 30, 2005, and the results of its operations and its cash flows for the year ended September 30, 2005, from April 5, 2004 (inception) through September 30, 2004, and from April 5, 2004 (inception) through September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has a limited operating history, and has incurred operating losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management discovered an error in its previously issued financial statements for the period ended September 30, 2004 that resulted in an overstatement of expenses and additional paid-in capital by $199,600. The accompanying financial statements have been restated to correct this error (see Note 5).


Cordovano and Honeck LLP
Denver, Colorado
October 11, 2005

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                                  Balance Sheet

                               September 30, 2005

                                     Assets

Current assets:
    Cash                                                    $   1,226
    Inventory, at cost                                          5,442
                                                            ---------
          Total current assets                                  6,668

Deferred offering costs                                        20,795
                                                             --------
                                                              $27,463

    Liabilities and Shareholders' Equity

Current liabilities:
    Accounts payable and accrued liabilities                  $16,935
                                                              -------
    Total current liabilities                                  16,935
                                                             --------

Shareholders' equity (Notes 2 and 3):
  Preferred stock, $.001 par value; 10,000,000
    shares authorized, -0- shares issued and
    outstanding, respectively                                      --
  Common stock, $.001 par value; 50,000,000
    shares authorized, 4,400,000 shares issued
    and outstanding                                             4,400
    Additional paid-in capital                                 13,800
    Deficit accumulated during the development stage          (7,672)
                                                            ---------
          Total shareholders' equity                           10,528
                                                            ---------
                                                              $27,463




                 See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                            Statements of Operations

                                                    April 5, 2004  April 5, 2004
                                       For The      (Inception)     (Inception)
                                     Year Ended       Through         Through
                                    September 30,  September 30,   September 30,
                                        2005           2004             2005
                                      ----------   --------------  ------------
                                                   (As restated,
                                                    see Note 5)

Sales                                    $6,043         $6,773        $12,816
Cost of goods sold                       (2,885)        (2,241)        (5,126)
                                       --------        -------        -------
             Gross profit                 3,158          4,532          7,690
                                       --------        -------        -------

Operating expenses:
    Stock-based compensation (Note 2):
       Officer compensation                  --            400           400
    Professional fees                     2,118          4,735         6,853
    Other general and administrative
       expenses                           2,975          3,334         6,309
    Contributed rent (Note 2)             1,200            600         1,800
                                        -------       --------       -------
             Total operating expenses     6,293          9,069        15,362
                                        -------        -------        ------

             Loss before income taxes    (3,135)        (4,537)       (7,672)

Provision for income taxes (Note 4)          --             --            --
                                     ----------      ----------       ------

        Net loss                        $(3,135)       $(4,537)      $(7,672)
                                       ========        ========      =======

Basic and diluted loss per share        $ (0.00)       $ (0.00)
                                       ========        =======

Basic and diluted weighted average
  common shares outstanding           4,400,000      4,286,667
                                      =========      =========






                 See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                  Statement of Changes in Shareholders' Equity


                                                                        Deficit
                                                                      Accumulated
                                                        Additional     During the
                                     Common Stock        Paid-In      Development
                                  Shares    Par Value    Capital         Stage          Total
                                 --------   ---------   ----------    ------------     -------
                                                       (As restated, (As restated,
                                                        see Note 5)   see Note 5)
Balance at April 5, 2004
  (inception)                        --     $    --       $    --       $     --      $    --

April 2004, common stock
  issued to an officer
  in exchange for services
  recorded at fair value
  ($.05/share) (Note 2)       4,000,000       4,000        (3,600)            --          400
May through July 2004,
  common stock sold
  through a private offering
  ($.05/share)(Note 3)          400,000         400        19,600             --       20,000
Offering costs incurred for
   private offering                  --          --        (4,000)            --       (4,000)
Office space contributed
   by an officer (Note 2)            --          --           600             --          600
Net loss                             --          --            --         (4,537)      (4,537)
                               --------      ------        ------        -------       -------

Balance at September 30,
   2004                       4,400,000       4,400        12,600         (4,537)      12,463

Office space contributed
   by an officer (Note 2)            --          --         1,200             --        1,200
Net loss                             --          --            --         (3,135)      (3,135)
                               --------      ------        ------        -------       -------

Balance at September 30,
   2005                       4,400,000     $ 4,400      $ 13,800       $ (7,672)    $ 10,528
                              =========     =======      ========       ========     ========



                       See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows


                                                    April 5, 2004  April 5, 2004
                                        For The      (Inception)    (Inception)
                                      Year Ended       Through        Through
                                     September 30,  September 30,  September 30,
                                         2005           2004            2005
                                     ------------   -------------  ------------
                                                    (As restated,
                                                     see Note 5)
Cash flows from operating activities:
  Net loss                               $(3,135)      $(4,537)       $(7,672)
  Adjustments to reconcile net loss
    to net cash used in operating
    activities:
      Stock-based compensation                --           400            400
      Office space contributed by an
         officer                           1,200           600          1,800
      Changes in operating assets and
         liabilities:
           Accounts receivable               220          (220)            --
           Inventory                       1,050        (6,492)        (5,442)
           Deferred offering costs
             (noncash)                   (10,185)           --        (10,185)
           Accounts payable and accrued
             liabilities                   9,849         7,086         16,935
                                        --------        ------        -------
      Net cash used in operating
       activities                         (1,001)       (3,163)        (4,164)
                                        --------        ------        -------
Cash flows from financing activities:
    Proceeds from the sale of common
      stock                                   --        20,000         20,000
    Payments for offering costs           (5,610)       (9,000)       (14,610)
                                        --------        ------        -------
       Net cash provided by (used in)
        financing activities              (5,610)       11,000          5,390
                                        --------        ------        -------

       Net change in cash                 (6,611)        7,837          1,226

Cash, beginning of period                  7,837            --             --
                                        --------        ------        -------

Cash, end of period                    $   1,226       $ 7,837        $ 1,226
                                       =========       =======        =======

Supplemental disclosure of cash flow
  information: Cash paid during the
  period for:
        Income taxes                   $      --       $    --        $    --
                                       =========       =======        =======
        Interest                       $      --       $    --        $    --
                                       =========       =======        =======


                 See accompanying notes to financial statements

                           BELLA TRADING COMPANY, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements

(1)   Summary of Significant Accounting Policies

Organization and Basis of Presentation

Bella Trading Company, Inc. (the "Company") was incorporated in the state of Colorado on April 5, 2004. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7. The Company has been in the development stage since inception with limited revenue-producing operations to date. The Company purchases jewelry and other accessories from its Asian suppliers and sells the items at arts and crafts shows and on the Internet.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with a limited operating history and losses since inception. These factors, among others, may indicate that the Company will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional operating capital, acquire a substantial inventory, and ultimately, to attain profitability. The Company intends to acquire additional operating capital through equity offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at September 30, 2005.

Inventory

Inventories, consisting of jewelry, hand bags and other accessories, are stated at the lower of cost (using the average cost method) or market.

Financial Instruments

The Company's financial instruments consist of cash, accounts payable and accrued liabilities. At September 30, 2005, the fair value of the Company's financial instruments approximate fair value due to the short-term maturity of the instruments.

Loss per Common Share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At September 30, 2005, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Deferred Offering Costs

The Company defers offerings costs, such as legal, accounting and printing costs, until such time as the offering is completed. At that time, the Company offsets the offering costs against the proceeds from the offering. If an offering is unsuccessful, the costs are charged to operations at that time.

Revenue Recognition

Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with all applicable accounting regulations, including Securities and Exchange Commission Staff Accounting Bulletin No. 101, Revenue Recognition, and Financial Accounting Standards Board Emerging Issues Task Force No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent.

Gross revenue from retail sales and consignment sales of the Company's inventory by third party, is recognized when the Company's merchandise inventory is delivered to the customer. Also, title passes to the customer upon delivery. The Company provides a 30-day money-back guarantee on merchandise sales (with receipt). Historical returns are approximately 1 percent. Accordingly, no revenue is deferred in the accompanying financial statements.

Stock-Based Compensation

The Company accounts for compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), and SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". Under APB 25, compensation expense of fixed stock options is based on the difference, if any, on the date of the grant between the deemed fair value of the Company's stock and the exercise price of the option. Compensation expense is recognized on the date of grant or on the straight-line basis over the option-vesting period. The Company accounts for stock issued to nonemployees in accordance with the provisions of SFAS 123 and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and pro forma earnings per share information that would have resulted from the use of the fair value based method. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123. The Company did not report pro forma disclosures in the accompanying consolidated financial statements as the Company did not grant any stock options as of September 30, 2005.

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment." This Statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005.

Common stock issued as compensation to related parties is recorded at the fair value of the services provided as determined in good faith by the Board of Directors.

Fiscal Year-End

The Company operates on a September 30 year-end.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29." This Statement eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The application of SFAS No. 153 does not have a material affect on the Company's financial statements.

In December 2004, the FASB issued a revision to SFAS No. 123, "Share-Based Payment." This Statement supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. It establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement No. 123 as originally issued and EITF Issue No. 96-18. This Statement is effective for public entities that file as small business issuers as of the beginning of the first fiscal period that begins after December 15, 2005. The Standard provides for a prospective application. Under this method, the Company will begin recognizing compensation cost for equity based compensation for all new or modified grants after the date of adoption. In addition, the Company will recognize the unvested potion of the grant date fair value of awards issued prior to the adoption based on the fair values previously calculated for disclosure purposes. As of September 30, 2005, the Company had not granted any options.

(2)   Related Party Transactions

The Company's president contributed office space to the Company for all periods presented. The office space was valued at $100 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

During April 2004, the Company issued 4,000,000 shares of its restricted common stock to its president in exchange for business planning and organization services. The shares issued in the transaction were recorded at the fair value of the services provided as determined in good faith by the Board of Directors. Stock-based compensation expense of $400 (see Note 5) was recognized in the accompanying financial statements.

(3)   Shareholders' Equity

Between May and July 2004, the Company offered for sale 400,000 shares at of its common stock at a price of $0.05 per share. The Company closed the offering after selling all 400,000 shares for net proceeds of $16,000 after deducting $4,000 of offering costs. The offering was made in reliance on an exemption from registration of a trade in the United States under Rule 504 of Regulation D of the United States Securities Act of 1933, as amended. All sales were conducted through the Company's officers and directors.

(4)   Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

                                             September 30, 2005

     U.S. statutory federal rate                   15.00%
     State income tax rate, net of
       federal benefit                              3.94%
     Contributed rent                              (7.25%)
     Net operating loss for which
        no tax benefit is currently available     (11.69%)
                                                  -------
                                                    0.00%

At September 30, 2005, deferred tax assets consisted of a net tax asset of $1,111, due to operating loss carryforwards of $5,872, which was fully allowed for in the valuation allowance of $1,111. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The changes in the valuation allowance for the year ended September 30, 2005 and the period from April 5, 2004 (inception) through September 30, 2004 totaled $366 and $745, respectively. The current tax benefit for the year ended September 30, 2005 and the period from April 5, 2004 (inception) through September 30, 2004 also totaled $366 and $745, respectively. The net operating loss carryforward expires through the year 2025.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

(5)  Correction of Error in Previously Issued Financial Statements

The Company restated its financial statements for the period ended September 30, 2004 to correct an error identified by management in the Company's financial statements as described below.

The issuance of 4,000,000 shares of common stock to the Company's president in exchange for business planning and organization services was initially recorded at $.05 per share, or $200,000, based upon contemporaneous common stock sales. However, management determined that the value of the services received was more clearly evident and reliably measurable that the value of the common stock issued, which had no quoted market value at the time of the transaction. As a result, the Company revised the value of the transaction from $200,000 down to $400.

The following tables show the effect of the restatement on Company's September 30, 2004 financial statements:

    Balance Sheet                               As Reported    As Restated
                                                September 30,  September 30,
                                                    2004           2004
       Shareholders' deficit:
           Additional paid-in capital            $ 212,200       $ 12,600
           Deficit accumulated during the
             development stage                    (204,137)        (4,537)
                                                 ---------       --------

                                                 $   8,063       $ 8,063
                                                 =========       =======
    Statement of Operations

       Stock-based compensation, Officer
         compensation                            $ 200,000       $   400
                                                 ---------       -------
       Net loss                                  $(204,137)      $(4,537)
                                                 =========       =======

    Statement of Operations
       Stock-based compensation, Officer
         compensation                            $ 200,000       $   400
                                                 ---------       -------
       Net loss                                  $(204,137)      $(4,537)
                                                 =========       =======

    Statement of Cash Flows
       Operating Activities:
           Net loss                              $(204,137)      $(4,537)
           Stock-based compensation                200,000           400
                                                 ---------       -------

                                                 $  (4,137)      $(4,137)
                                                 =========       =======

                                TABLE OF CONTENTS
                                                                  Page
PROSPECTUS SUMMARY ...........................................
RISK FACTORS .................................................
DILUTION AND COMPARATIVE SHARE DATA...........................
USE OF PROCEEDS ..............................................
MARKET FOR BELLA'S COMMON STOCK ..............................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ...................................
BUSINESS......................................................
MANAGEMENT ...................................................
PRINCIPAL SHAREHOLDERS........................................
OFFERING BY BELLA ............................................
SELLING SHAREHOLDERS..........................................
DESCRIPTION OF SECURITIES.....................................
LEGAL PROCEEDINGS.............................................
INDEMNIFICATION ..............................................
AVAILABLE INFORMATION.........................................
FINANCIAL STATEMENTS..........................................

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Bella. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

      Until _______, 2006 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     Information Not Required in Prospectus

Item 24. Indemnification of Officers and Directors

     The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the costs and expenses payable by the Company in connection with the issuance and distribution of the securities being registered. Although no expenses will be charged to the selling stockholders, it is estimated that the cost of registering the shares to be offered by the selling shareholders will be $2,500, which is included as part of the total costs of the offering shown below.

         SEC Filing Fee                                              15
         Blue Sky Fees and Expenses                                 100
         Printing Expenses                                          100
         Legal Fees and Expenses                                 25,000
         Accounting Fees and Expenses                             2,500
         Miscellaneous Expenses                                   2,285
                                                              ---------
                  TOTAL                                         $30,000
                                                                =======

         All expenses other than the SEC filing fee are estimated.

Item 26. Recent Sales of Unregistered Securities.

      The following lists all shares issued by the Company since its inception.

                                                                         Note
Name                   Date          Shares     Consideration         Reference


Sara Preston             4-15-04  4,000,000     Services rendered         A
                                                with a value of $400
Brad Avertt              6-14-04     30,000     $1,500                    B
Randy Carruthers         6-04-04     20,000     $1,000                    B
Joseph DiVito            7-08-04     10,000     $   500                   B
Mary Beth Doubet         5-26-04     50,000     $2,500                    B
Stephen Foley            7-08-04     10,000     $   500                   B
Steve Lemonidis          7-09-04     10,000     $   500                   B
Kenneth Relyea           6-11-04     50,000     $2,500                    B
Alan Schrum              6-10-04    100,000     $5,000                    B
Michael Tanner           7-08-04     20,000     $1,000                    B
Amy Watson               5-28-04    100,000     $5,000                    B
                                 ----------
                                  4,400,000
                                 ==========

A. The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of these shares. The person who acquired these shares was an officer and director of the Company. The certificates representing the shares of common stock will bear legends stating that the shares may not be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an applicable exemption from registration. The shares are "restricted" securities as defined in Rule 144 of the Securities and Exchange Commission.

B. The Company relied upon the exemption provided by Rule 504 of the Securities and Exchange Commission with respect to the sale of these shares. Rule 504(b) requires compliance with Rules 501, 502(a), 502(c) and 502(d). the Company complied with Rule 504(b) as follows:

        Rule 501 - definitions only, no compliance required.

        Rule 502(a) - since the private offering has, to date, been the only offering by the Company, integration is not an issue.

        Rule 502(c) - the securities were sold without any general solicitation or advertising.

        Rule 502(d) - the securities were restricted from resale for a period of one year.

Item 27. Exhibits

The following exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
-------  ------------

3.1      Articles of Incorporation                             (1)

3.2      Bylaws                                                (1)

5        Opinion of Counsel                                    (1)

23.1     Consent of Attorneys                                  (1)

23.2     Consent of Accountants                               _____

(1)   Filed with Amendment No. 3 to the registration statement.


Item 28. Undertakings


   (a)   The small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to.

            (i) Include any Prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

      (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

   (e) Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Small Business Issuer pursuant to the foregoing provisions or otherwise, the Small Business Issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Small Business Issuer of expenses incurred or paid by a director, officer or controlling person of the Small Business Issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Small Business Issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (g) That, for the purpose of determining liability under the Securities Act to any purchaser:
   (1)  If the small business issuer is relying on Rule 430B:
            (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
            (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C, include the following:
    Each prospectus filed pursuant to Rue 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Broomfield, Colorado on the 10th day of February 2006.


                                    BELLA TRADING COMPANY, INC.

                                 By:      /s/ Sara Preston
                                         -------------------------------------
                                         Sara Preston, President and Chief
                                         Financial Officer


                                 By:     /s/ Lesha Barry
                                         -------------------------------------
                                         Lesha Barry, Principal Accounting
                                         Officer

         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                    Date


/s/ Sara Preston                    Director             February 10, 2006
------------------------
Sara Preston



/s/ Lesha Barry                     Director             February 10, 2006
------------------------
Lesha Barry

                           BELLA TRADING COMPANY, INC.

                                    FORM SB-2
                                 AMENDMENT NO. 5

                                    EXHIBITS